UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                March 31, 2005


                              THE COCA-COLA COMPANY
             (Exact name of registrant as specified in its charter)


   Delaware                         001-02217                58-0628465
 (State or other                  (Commission              (IRS Employer
  jurisdiction                    File Number)            Identification No.)
of incorporation)


              One Coca-Cola Plaza
                Atlanta, Georgia                                30313
    (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (404) 676-2121


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Definitive Material Agreement.

The Compensation Committee of the Board of Directors of The Coca-Cola Company approved an amendment to the form of Restricted Stock Award Agreement (Performance Share Unit Agreement) to reflect an error in connection with the intended treatment at retirement. Under the revised agreement, in the event of Retirement, if the award has been held for at least twelve months, the target award will be granted (not prorated), but the shares will continue to be subject to restrictions until the end of the performance period. After certification of results for the performance period, all, a portion, or none of the award will be released, as determined by the underlying performance of the business. No more than the target number of shares may be awarded to the retiree, even if Company performance would have warranted a higher award. The terms will apply to the December 2004 grant, as originally intended.

A copy of the revised form of Restricted Stock Agreement (Performance Share Unit Agreement) in connection with the 1989 Restricted Stock Award Plan of The Coca-Cola Company is attached hereto as Exhibit 99.1.

Item 9.01(c).  Exhibits

Exhibit 99.1 Form of Restricted Stock Agreement (Performance Share Unit Agreement) in connection with the 1989 Restricted Stock Award Plan of The Coca-Cola Company

                                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE COCA-COLA COMPANY
                                                        (REGISTRANT)


Date: April 1, 2005              By:        /s/ SHARON R.B. CASE
                                            --------------------------------

                                  Exhibit Index



Exhibit No.
----------

Exhibit 99.1 Form of Restricted Stock Agreement (Performance Share Unit Agreement) in connection with the 1989 Restricted Stock Award Plan of The Coca-Cola Company